Exhibit 10.20

Basic Lease Information

6550 Vallejo Street, Emeryville CA

The following is a summary of Lease information that is referred to in the Lease. To the extent there is any conflict between the provisions of this Summary and any more specific provision of the Lease, such more specific provision shall control.

LEASE DATE:	October 14, 2013

LANDLORD:	65TH STREET DEVELOPMENT
COMPANY, LLC, a California limited
liability company

ADDRESS OF LANDLORD:	6114 LaSalle Avenue
PMB 260
Oakland, CA 94611

ADDRESS FOR PAYMENT OF	6114 LaSalle Avenue
RENT:	PMB 260
Oakland, CA 94611

TENANT:	SellPoints, Inc. a Delaware corporation

ADDRESS OF TENANT:	Before Commencement Date:
3000 Executive Pkwy, Suite 510
San Ramon, CA 94583

From and after Commencement Date:

6550 Vallejo Street, Suite 200
Emeryville, CA 94608

PREMISES:	Suites	Rentable Area

200 and 300
	6550 Vallejo Street	7918 sf
Emeryville, CA 94608
(office)

107-0
	1148 65th Street	854 sf
Oakland, CA 94608
(warehouse)

101
	6550 Vallejo Street	2584 sf
Emeryville, CA 94608
(Suite 101)

PARKING:	11 parking spaces

COMMENCEMENT DATE:	February 1, 2014 (for 200 & 300 & 107)

October 15, 2013 (for 101)

EXPIRATION DATE:	March 31, 2016, subject to early termination per
Section 3: (for 200 & 300 & 107)

January 31, 2014 (for 101)

BASE RENT:	Year I	$ 21,745.16 (0)	$725.90 (W)
	Year 2	$ 21,367.51 (0)	$747.68 (W)
	Months 25, 26	$ 22,008.54 (0)	$770.11 (W)

Suite 101: $2,600.00

Base Rent. Abated for 200, 300 and 107 for February, 2014 and February 2015

BASE YEAR: SECURITY	2014

DEPOSIT:	$22,610.65

USE:	General office and photo studio in warehouse office

TENANT'S PERCENTAGE	Building share 11.9%, Office Share - 20%,
SHARE:

LANDLORD'S BROKER:	Michael Raffetto, Cassidy Turley, Northern California

TENANT'S BROKER	Rich Hoyt and Daniel Pivnick, Cornish & Carey Newmark Knight Frank, Pleasanton, CA

ATTACHMENTS:	Exhibit A	Floor Plan
	Exhibit B	Operating Expenses and Taxes
	Exhibit C	Rules and Regulations
	Exhibit D	List of Furniture

TABLE OF CONTENTS

1.	PARTIES	1
2.	PREMISES	1
3.	TERM	1
4.	DELIVERY OF POSSESSION	1
5.	RENT	2
6.	INCREASES IN OPERATING EXPENSES AND PROPERTY TAXES	3
7.	USE	4
8.	RULES AND REGULATIONS	6
9.	ASSIGNMENT AND SUBLETTING	6
10.	LIABILITY OF LANDLORD	7
11.	MAINTENANCE AND REPAIRS	7
12.	SERVICES	9
13.	ALTERATIONS	9
14.	INDEMNIFICATION, EXCULPATION AND INSURANCE	11
15.	DESTRUCTION	12
16.	ENTRY	13
17.	EVENTS OF DEFAULT	14
18.	TERMINATION UPON DEFAULT	14
19.	CONTINUATION AFTER DEFAULT	15
20.	OTHER RELIEF	15
21.	LANDLORD'S RIGHT TO CURE DEFAULT	15
22.	ATTORNEY’S FEES	16
23.	NO WAIVER	16
24.	NOTICES	16
25.	EMINENT DOMAIN	17
26.	LATE CHARGE	17
27.	ESTOPPEL CERTIFICATE AND FINANCIAL INFORMATION	17
28.	SURRENDER	I7
29.	HOLDING OVER	17
30.	FLOOR LOAD AND NOISE	18
31.	SUBORDINATION	18
32.	INABILITY TO PERFORM	18
33.	CORPORATE AUTHORITY	18
34.	TAXES PAYABLE BY TENANT	19
35.	MISCELLANEOUS	19
36.	BROKERS	19
37.	OPTION TO EXTEND	20
38.	NO OFFER	21

1.        PARTIES.

THIS LEASE (this “Lease”) is made as of October 14, 2013 between 65th Street Development Company, LLC, a California limited liability company (“Landlord”), and SellPoints Inc. a Delaware corporation (“Tenant”).

2.        PREMISES.

(a)       Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, for the term and subject to the covenants and conditions hereinafter set forth, to all of which Landlord and Tenant agree, those certain premises (“Premises”) identified in the Basic Lease Information, and located in that certain building owned by Landlord (“Building”) located at 6550 Vallejo Street, Emeryville, California. The Premises consist of approximately 10,502 rentable square feet of office space (in suites 200, 300 and 101) and 854 rentable square feet of warehouse space as identified on Exhibit A attached to this Lease. Tenant shall have the right to use, in common with others, the entrances, lobbies, corridors, stairs and elevators of the Building (the “Common Areas”) for access to the Premises. The exterior walls of the Building and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

(b)       The rentable area of the Premises has been determined in accordance with BOMA's Standard Method of Measuring Floor Area in Office Buildings (ANSI/BOMA Z.65.1-1996), as modified by Landlord for uniform use in the Building. The area figures contained in this Lease shall be final and binding on the parties.

(c)       Tenant shall have the exclusive use of 11 designated parking spaces within Landlord's parking lot on 65th Street. Landlord agrees that Tenant's access to parking shall not be unreasonably limited beyond any requirement of law. For the avoidance of doubt, all cost associated with the parking spaces during the Term or any Option Period is included in the Base Rent.

3.        TERM.

(a)       The term of this Lease (“Term”) for each portion of the Premises shall commence on the Commencement Date and shall end on the Expiration Date for such portion of the Premises, as set forth in the Basic Lease Information, subject to delays in delivery of possession as set forth in Section 4(a) below. Tenant may occupy the office portion of the Premises (Suites 200, 300 and 101) up to fifteen (15) days prior to the Commencement Date for the purposes of installing Tenant's furniture and equipment, subject to all of the terms of this Lease other than the payment of Base Rent or Tenant's shares of increases in Operating Expenses. In so occupying the Premises, Tenant and its contractors shall not interfere with the activities of Landlord's contractors in the Premises and shall be subject to the scheduling requirements of Landlord's contractors.

(b)       Either Landlord or Tenant may terminate this Lease with respect to the warehouse portion of the Premises. Tenant may so terminate upon not less than thirty (30) days' prior notice to Landlord, provided that at the time of such notice and as of the scheduled date of termination there is not an Event of Default by Tenant, and Landlord may terminate this Lease with respect to the warehouse portion of the Premises upon not less than sixty (60) days' prior notice to Tenant.

4.        DELIVERY OF POSSESSION.

(a)       In the event of the inability of Landlord to deliver possession of the Premises on or before the Commencement Date for any reason whatsoever beyond its control, neither Landlord nor its agents shall be liable for any damage caused thereby, nor shall this Lease thereby become void or voidable, nor shall the Term be in any way extended, but in such event Tenant shall not be liable for any rent until such time as Landlord can deliver possession.

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(b)       Subject to Landlord's obligations set forth below, Landlord shall deliver possession of the Premises to Tenant, and Tenant shall accept the same, in its "AS IS" condition. Tenant agrees that Landlord has no obligation and has made no promise to alter, remodel, improve, or repair the Premises or any part thereof or to repair, bring into compliance with applicable laws, or improve any condition existing in the Premises as of the Commencement Date. Tenant agrees that neither Landlord nor any of Landlord's employees or agents has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business therein. Any improvements or personal property located in the Premises are delivered without any representation or warranty from Landlord, either express or implied, of any kind, including merchantability or suitability for a particular purpose. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that neither the Building nor the Premises has been inspected by a Certified Access Specialist.

(c)       Ethernet and phone wiring in Suites 200 and 300 shall be delivered by Landlord to Tenant as was installed and left in place by previous tenant, "as-is." It is understood by Landlord that the previous tenant wired all workstations in both suites back to their former server room in suite 200 and phone lines back to the utility closet adjacent to the former server room. Landlord shall use reasonable efforts to ensure that terminated ethernet wires are numbered by workstation or are left connected to previous tenants patch panels with workstation numbers intact on the panels. Landlord makes no representations or warranties as to the condition of existing ethernet or phone wiring or to the suitability of the wiring to Tenant's needs. Tenant shall be solely responsible for wiring changes and for upgrades to existing wiring.

(d)       Landlord will connect the 6550 Vallejo Street door intercom to Tenant’s phone system via an automatic dialer and a local ATT analog phone line to one Tenant 510 area code phone number or to one Tenant toll-free phone number. The door connection will allow Tenant to remotely open the front door for visitor access. Tenant shall be responsible for maintaining its incoming phone line. Landlord makes no representations or warranties as to the technical compatibility of its phone system and Tenant's phone system.

(e)       Landlord, at its sole cost and expense, shall (i) create a conference room from the existing server room area in Suite 200 with floor electrical monument and ceiling lighting similar to that in the remainder of Suite 200, (ii) cause the walls throughout Premises to be repainted but shall not paint the ceiling, (iii) replace the colored glass in Suite 300 with clear glass, (iv) cause any existing carpet in the Premises to be professionally cleaned, and (v) place all electrical systems in the Premises in good working order and repair.

(f)       Landlord shall permit Tenant to use the items of furniture presently located in the Premises and listed on Exhibit D. Tenant shall maintain the furniture in at least as good condition as it is upon delivery of the Premises (normal wear and tear excepted) and shall deliver the furniture in the Premises at the end of the Term.

5.        RENT.

(a)       During the Term, Tenant shall pay to Landlord, as base monthly rent, the respective amounts of monthly rent specified in the Basic Lease Information (the “Base Rent”). If the Commencement Date should occur on a day other than the first day of a calendar month, or if the Expiration Date should occur on a day other than the last day of a calendar month, then the Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month. Base Rent is due and payable monthly, in advance, on the first day of each calendar month, except that Base Rent for the first full calendar month of the Term (the “First Month”) shall be paid upon execution of this Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, Base Rent for the period from the Commencement Date through the end of said calendar month shall be due and payable on the Commencement Date, and the Base Rent paid upon execution of this Lease shall be credited against the Base Rent due for the First Month as of the first day of the First Month.

(b)       During each calendar year or part thereof during the Term subsequent to the Base Year specified in the Basic Lease Information (the “Base Year”), Tenant shall pay to Landlord, as additional monthly rent, Tenant's Building Percentage Share (as defined in the Basic Lease Information) of the total dollar increase, if any, in all Operating Expenses (as defined in Exhibit B) paid or incurred by Landlord in such calendar year or part thereof over Operating Expenses paid or incurred by Landlord in the Base Year. Tenant shall also pay to Landlord, as additional monthly rent, Tenant's Office Percentage Share (as defined in the Basic Lease Information) of the total dollar increase, if any, in all expenses related to the maintenance, repair, replacement and operation of the elevator and the heating, ventilating and air conditioning systems and equipment serving the Building paid or incurred by Landlord in such calendar year or part thereof over such expenses paid or incurred by Landlord in the Base Year. Payments on account of Tenant's Percentage Shares of Operating Expenses, determined in accordance with Section 6(a), are due and payable in equal monthly installments together with the payment of Base Rent.

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(c)       During each calendar year or part thereof during the term of this Lease subsequent to the Base Year specified in the Basic Lease Information (the “Base Year”), Tenant shall pay to Landlord, as additional monthly rent, Tenant's Building Percentage Share of the total dollar increase, if any, in all Property Taxes (as defined in Exhibit B) paid or incurred by Landlord in such tax year or part thereof over the Property Taxes paid or incurred by Landlord in the Base Year. Payments on account of Tenant's Percentage Share of Property Taxes, determined in accordance with Section 7(a), shall be paid in equal monthly installments together with the payment of Base Rent.

(d)       Throughout the Term, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated "additional rent." As used in this Lease, "rent" shall mean and include all Base Rent, additional monthly rent as described in Sections 5(a)(ii) and (iii) above, and any other additional rent payable by Tenant in accordance with this Lease.

(e)       Rent shall be paid in lawful money of the United States of America at the address for the payment of rent set forth in the Basic Lease Information or at such other place as Landlord may designate in writing in advance, free from all claims, demands, or set-offs against Landlord of any kind or character whatsoever, except as specifically set forth in this Lease.

(f)       On execution of this Lease Tenant shall deliver to Landlord the sum specified in the Basic Lease Information (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. Following an Event of Default (as defined in Section 17(a) hereof) by Tenant under this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by Tenant's default, or to compensate Landlord for any expense, loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations under this Lease, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest under this Lease) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit. Tenant waives the provisions of California Civil Code Section 1950.7, and all other present and future laws which restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord or a successor any obligation with respect to the handling or return of security deposits.

6.        INCREASES IN OPERATING EXPENSES AND PROPERTY TAXES

The additional monthly rent payable pursuant to Sections 5(a) and (b) hereof shall be calculated and paid in accordance with the following procedures:

(a)       On or before the first day of each calendar year during the Term subsequent to the Base Year, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord's reasonable estimate of the amounts payable by Tenant under Sections 5(a) and (b) hereof for the ensuing calendar year. On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord one-twelfth of such estimated amounts. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord's current estimate. If at any time it appears to Landlord that the amounts payable under Sections 5(a) and (b) hereof for the current calendar year will vary from Landlord's estimate, Landlord may, by giving notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

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(b)       Within one hundred twenty (120) days after the end of each calendar year subsequent to the Base Year, Landlord shall give Tenant a written statement (“Landlord's Statement”) of the amounts payable under Sections 5(a) and (b) hereof for such calendar year certified by Landlord. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund the excess to Tenant within thirty (30) days of the date of such statement. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. Failure by Landlord to give any notice or statement to Tenant under this Section 6 shall not waive Landlord's right to receive, or Tenant's obligation to pay, the amounts payable by Tenant under Sections 5(a) and (b) hereof.

(c)       Tenant shall have the right to reasonably review supporting data for any portion of a Landlord's Statement that Tenant claims is incorrect. In order for Tenant to exercise its right under this subsection (c), Tenant shall, within thirty (30) days after any Landlord's Statement is sent, deliver a written notice to Landlord specifying the portions of the Landlord's statement that are claimed to be incorrect. Landlord shall permit Tenant to review all relevant books and records and supporting data to support the Landlord's Statement. Any review to be conducted by Tenant under this Section shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants. Tenant acknowledges and agrees that any supporting data reviewed under this Section shall constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review.

(d)       Any errors disclosed by the review of supporting data under this Section shall be promptly corrected. If the results of the review of supporting data reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent amounts due, or if no rent is owed, such overpayment shall be promptly refunded to Tenant. If the audit shows that Tenant has overpaid by five percent (5%) or more of the amount billed by Landlord, then Landlord shall pay for Tenant's audit. If the review reveals that Tenant has underpaid it obligations, then it shall pay the amount of any shortfall within five (5) days following completion of Tenant's review.

(e)       If the Term ends on a day other than the last day of a calendar year, the amounts payable by Tenant under Sections 5(a) and (b) hereof applicable to the calendar year in which such Term ends shall be prorated according to the ratio which the number of days in such calendar year to and including the end of the Term bears to three hundred sixty (360). Termination of this Lease shall not affect the obligation of Tenant pursuant to paragraph (b) hereof to be performed after such termination.

7.        USE.

(a)       The Premises shall be used slowly for general office purposes only, as limited by Section 7(b), and shall be used for no other purpose.

(b)       Tenant shall in no way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use, or allow the Premises to be used for any unlawful or objectionable purpose. Tenant may not use any part or all of the Premises for any retail operations; a medical or dental office; an office providing any type of psychological, parole, drug or employment counseling; telemarketing operations; consulate, foreign mission or trade office; government or regulatory agency office; educational institution with classrooms, or similar uses. Solicitations or promotions by Tenant to other tenants in the Building are prohibited.

(c)       Tenant shall not use the Premises or permit anything to be done in or about the Premises or the Building which will in any way conflict with any present or future law, statute, ordinance, code, rule regulation, requirement, license, permit, certificate, judgment, decree, order or direction of any present or future governmental or quasi-governmental authority, agency, department, board, panel or court (singularly and collectively “Laws”). Tenant shall, at its expense, promptly comply with all Laws (including, without limitation, the Federal Americans with Disabilities Act (as it affects Tenant's operations within the Premises) and any Hazardous Materials Laws (as hereinafter defined), and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises. It is the intent of the parties to allocate to Tenant the cost of compliance of any and all Laws, regardless of the existing condition of the Premises, the cost of compliance or the foreseeability of the enactment or application of the Laws to the Premises. Notwithstanding the foregoing, (i) Tenant shall not be responsible for any failure of the Premises to comply with applicable laws as of the Commencement Date, and (ii) Tenant shall not be required to make changes to the Premises unless they arise or are required because of or in connection with Tenant's specific use of the Premises or the type of business conducted therein, or Tenant's Alterations, or Tenant's acts or wrongful omissions. Tenant shall obtain and maintain in effect during the Term all licenses and permits required for the proper and lawful conduct of Tenant's business in the Premises, and shall at all times comply with such licenses and permits.

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(d)       Supplementing the provisions of Section 7(c) above, Tenant shall not use the Premises or the Building in violation of any federal, state, or local law, ordinance, or regulation relating to the environment, health, or safety. Tenant shall not use, generate, manufacture or store in or about the Premises or the Building or transport to or from the Premises or the Building any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, asbestos, PCB transformers, toxic substances or related materials (collectively “Hazardous Materials”), other than the use and storage in the Premises of small quantities of such substances when found in commonly used household cleansers, office supplies and general office equipment, and any such substances shall be used, kept, stored and disposed of in strict accordance with all applicable federal, state and local laws now in force or which may hereafter be in force relating to the protection of human health or the environment from Hazardous Materials, including all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, storage, disposal or releases of Hazardous Materials and all requirements pertaining to the protection of the health and safety of employees or the public with respect to Hazardous Materials (collectively, “Hazardous Materials Laws”). Hazardous Materials shall include, without limitation, substances defined as “hazardous substances”, “hazardous materials”, “toxic substances”, “hazardous waste” or “waste” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq.; and those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in subdivision (f) of Section 25281, and Section 25316, of the California Health & Safety Code; and any "waste" as defined in subdivision (d) of Section 13050 of the Water Code; and in the regulations adopted and publications promulgated pursuant to any of the aforementioned said laws; and in any revised or successor code thereto; and any other chemical, material or substance at levels for which exposure is prohibited, limited or regulated by any governmental authority.

(e)       Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord, its members and managers and its and their officers, directors, employees and agents, any entity having a security interest in the Premises, and its and their employees and agents (collectively, “Indemnitees”) harmless from and against all liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification set forth above. Tenant's obligations under this Section shall survive the expiration or termination of this Lease. Notwithstanding the above, the Tenant's obligations under this Section 7(e) shall be reduced to the extent any damages are due to the actions or wrongful inactions by Landlord.

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8.        RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with the Rules and Regulations attached to this Lease as Exhibit C and made a part hereof, and such other reasonable rules and regulations as Landlord may from time to time adopt for the safety, care and cleanliness of the Building, the facilities thereof, or the preservation of good order therein (collectively, the “Building Rules”). Landlord reserves the right from time to time in its sole discretion to make all reasonable additions and modifications to the Building Rules that are reasonable and customary changes consistent for the Emeryville/Oakland office market. Any additions and modifications to the Building Rules shall be binding on Tenant when delivered to Tenant. Landlord shall not be liable to Tenant for violation of any such Building Rules, or for the breach of any covenant or condition in any lease, by any other tenant in the Building. In the event of any conflict between this Lease and the Rules and Regulations, the terms of this Lease shall govern. A waiver by Landlord of any rule or regulation for any other tenant shall not constitute nor be deemed a waiver of the rule or regulation for this Tenant.

9.        ASSIGNMENT AND SUBLETTING.

(a)       Tenant shall not assign, mortgage or hypothecate this Lease, or any interest therein, or permit the use of the Premises by any person or persons other than the Tenant, or sublet the Premises, or any part thereof, without the prior consent of Landlord, which consent, subject to Landlord's right of termination in accordance with Section 9(b) below, shall not be unreasonably withheld. For purposes of this Section 9, an assignment shall not include an assignment for security purposes, which shall only be permitted with the prior consent of Landlord in its sole and absolute discretion. Consent to any such assignment or sublease shall not operate, as a waiver of the necessity for consent to any subsequent assignment or sublease, and the terms of such consent shall be binding upon any person holding by, under or through Tenant.

(b)       If Tenant desires to assign its interest in this Lease or to sublease all or any part of the Premises, Tenant shall notify Landlord at least thirty (30) days in advance of the proposed transaction. This notice shall be accompanied by: (i) a statement setting forth the name and business of the proposed assignee or subtenant; (ii) a copy of the proposed form of assignment or sublease (and any collateral agreements) setting forth all of the material terms and the financial details of the sublease or assignment (including, without limitation, the term, the rent and any security deposit, "key money," and amounts payable for Tenant's Property and the common use of any personnel or equipment); (iii) financial statements and other information requested by Landlord relating to the proposed assignee or subtenant; and (iv) any other information concerning the proposed assignment or sublease which Landlord may reasonably request. If Tenant proposes to assign this Lease or sublet all or substantially all of the Premises, Landlord shall have the right, in its sole and absolute discretion, to terminate this Lease on notice to Tenant within thirty (30) days after receipt of Tenant's notice and the information described above or the receipt of any additional information requested by Landlord. If Landlord elects to terminate this Lease, this Lease shall terminate as of the effective date of the proposed assignment or commencement of the term of the proposed sublease as set forth in Tenant's notice, and Landlord shall have the right (but no obligation) to enter into a direct lease with the proposed assignee or subtenant. Tenant may withdraw its request for Landlord's consent at any time prior to, but not after, Landlord delivers a notice of termination.

(c)       If Landlord elects not to terminate this Lease pursuant to Section 9(b) above, or if a proposed sublease is for less than substantially all of the Premises, Landlord shall not unreasonably withhold its consent to an assignment or subletting. Tenant agrees that the withholding of Landlord's consent shall be deemed reasonable if all of the following conditions are not satisfied:

(i)       The proposed assignee or subtenant is not a governmental agency or entity, either domestic or foreign.

(ii)       The business of the proposed assignee or subtenant is consistent with the other uses and the standards of the Building, in Landlord's reasonable judgment.

(iii)       The proposed assignee or subtenant does not have a poor credit history.

(iv)       All of the other terms of this Section 9 are complied with.

The conditions described above are not exclusive and shall not limit or prevent Landlord from considering additional factors in determining if it should reasonably withhold its consent.

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(d)       Each permitted assignee, transferee or subtenant, other than Landlord, shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and for the due performance or satisfaction of all of the provision, covenants, conditions and agreements herein contained on Tenant's part to be performed or satisfied. Regardless of Landlord's consent, no subletting or assignment shall release or alter Tenant's obligation or primary liability to pay the rent and perform all other obligations under this Lease. No permitted assignment or sublease shall be binding on Landlord unless such assignee, subtenant or Tenant shall deliver to Landlord a counterpart of such assignment or sublease which contains a covenant of assumption by the assignee or subtenant, but the failure or refusal of the assignee or subtenant to execute such instrument of assumption shall not release or discharge the assignee or subtenant from its liability as set forth above.

(e)       If Tenant is a partnership, a transfer of the interest of any general partner, a withdrawal of one or more general partner(s) from the partnership, or the dissolution of the partnership, shall be deemed to be an assignment of this Lease. If Tenant is currently a partnership (either general or limited), joint venture, co-tenancy, joint tenancy or an individual, the conversion of the Tenant entity or person into any type of entity which possesses the characteristics of limited liability such as, by way of example only, a corporation, a limited liability company, limited liability partnership, or limited liability limited partnership, shall be deemed an assignment for purposes of this Lease. If Tenant is a corporation or limited liability company, unless Tenant is a public corporation, that is to say, a corporation whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of any of the voting stock or membership interests of Tenant in one or more transactions that in the aggregate results in a transfer of forty-five percent (45%) or more of the voting equity or membership interest(s) in Tenant, or the sale or other transfer of substantially all of the assets of Tenant, shall be deemed to be an assignment of this Lease.

(f)       Any notice by Tenant to Landlord pursuant to this Section 9 of a proposed assignment or sublease shall be accompanied by a payment of $500.00 as a non-refundable fee for the processing of Tenant's request for Landlord's consent. In addition to said fee, Tenant shall reimburse Landlord for reasonable attorneys' fees incurred by Landlord in connection with such review and the preparation of documents in connection therewith. In the case of an assignment, Tenant shall pay to Landlord monthly on or before the first (1st) of each month fifty percent (50%) of the rent or other consideration received from such assignee(s) over and above the concurrent underlying rent payable by Tenant to Landlord after deduction for the reasonable expenses actually paid by Tenant to unrelated third parties for brokerage commissions, legal fees, tenant improvements to the Premises, or design fees incurred as a direct consequence of the assignment. In the case of a subletting, Tenant shall pay to Landlord monthly on or before the first (1st) of each month fifty percent (50%) of the rent or other consideration received from such sublessee(s) over and above the concurrent underlying rent payable by Tenant to Landlord for the portion(s) of the Premises being sublet, after deduction for the reasonable expenses actually paid by Tenant to unrelated third parties for brokerage commissions, legal fees, tenant improvements to the Premises, or design fees incurred as a direct consequence of the sublease. Tenant shall furnish Landlord with a true signed copy of such assignment(s) or sublease(s) and any supplementary agreements or amendments thereto, within five (5) days after their respective execution.

10.     LIABILITY OF LANDLORD.

It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Building only with respect to events occurring during its and their respective ownership of the Building. In addition, Tenant agrees to look solely to Landlord's interest in the Building for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Building, nor any partner, shareholder, or officer of any of the foregoing shall ever be personally liable for any such judgment.

11.       MAINTENANCE AND REPAIRS.

(a)       Landlord shall maintain and repair the public and common areas of the Building, such as plazas, lobbies, stairs, corridors and restrooms, the roof and exterior elements of the Building, and the elevator, mechanical and electrical systems of the Building and keep such areas, elements and systems in good order and condition, consistent with the standards of other comparable buildings in the Emeryville/Berkeley/Oakland area. Subject to Section 14(e) hereof, any damage in or to any such areas, elements or systems caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant's expense (provided such expense is reasonable) and Tenant shall pay to Landlord, upon billing by Landlord, as additional rent, the cost of such reasonable repairs incurred by Landlord.

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(b)       Tenant shall, at all times during the Term of this Lease and at Tenant's sole cost and expense, maintain and repair the Premises and every part thereof and all equipment (including, without limitation, any air conditioning units exclusively serving Tenant and located in the Premises (“Supplemental HVAC”) and/or any kitchen equipment), and any fixtures and improvements therein, and keep all of the foregoing clean and in at least as good an order and operating condition as received, ordinary wear and tear and damage thereto by fire or other casualty excepted. All repairs and replacements made by or on behalf of Tenant shall be made and performed at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, by contractors or mechanics reasonably approved by Landlord and so that the same shall be at least equal in quality, value, character and utility to the original work or installation being repaired or replaced. Tenant hereby waives all rights under California Civil Code Section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect. Tenant shall, at the end of the Term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, approved alterations, ordinary wear and tear and damage thereto by fire or other casualty excepted.

(c)       Landlord reserves the right, at any time and from time to time, to have Landlord's engineer estimate (on an average cost per month basis) the additional electrical and other related operating costs attributable to Tenant's operation of any Supplemental HVAC (the “Excess HVAC Cost”). Landlord shall notify Tenant of such estimate, and provide Tenant with reasonable documentation in support of the Excess HVAC Cost. Beginning on the first day of the calendar month next following Tenant's receipt of Landlord's estimate of the Excess HVAC Cost, Tenant shall pay to Landlord, as additional rent, the amount of the Excess HVAC Cost.

(d)       Tenant shall not alter, modify, add to or disturb any telecommunications wiring or cabling in the Premises or elsewhere in the Building without Landlord's prior consent. Landlord shall provide and maintain, at no expense to Tenant (other than as an item of Operating Expenses), telephone riser space in the Building core adequate to accommodate the telecommunications needs of a general office tenant, and lines and conduit in Building risers or pathways that provide a continuous connection of intrabuilding telecommunications cabling from a telephone closet located on the floor of the Premises (“Tenant's Telephone Closet”) to the main telephone closet located in the ground or basement level floors of the Building. Subject to such reasonable rules and regulations as may be adopted by Landlord for uniform application to all tenants in the Building, Landlord shall permit Tenant reasonable access to Tenant's Telephone Closet and the Building's intrabuilding telecommunications cabling for the purposes permitted hereunder and agrees that Tenant may install, remove and maintain in the Premises such voice and data telecommunications equipment as is generally utilized by office tenants and, in connection therewith, to connect the same to the distribution frames located in Tenant's Telephone Closet. Tenant shall be liable to Landlord for any damage to the telecommunications cabling and wiring in the Building due to the act (negligent or otherwise) of Tenant or any employee, agent or contractor of Tenant. Landlord makes no representation to Tenant regarding the condition, security, availability or suitability for Tenant's purposes of existing intrabuilding network cabling or any telecommunications services presently located within the Building, and Tenant hereby waives any claim against Landlord for any damages if Tenant's telecommunications services are in any way interrupted, damaged or otherwise interfered with, provided that in no event shall any such interruption, damage or interference entitle Tenant to any consequential damages (including damages for loss of business) or relieve Tenant of any of its obligations under this Lease. Tenant shall maintain and repair all telecommunications cabling and wiring within or exclusively serving the Premises. Landlord reserves the right to limit the number of local exchange carriers and competitive alternative telecommunications providers (collectively “TSPs”) having access to the Building's riser system and infrastructure, to install a cable distribution/riser management system to which Tenant and all TSPs shall connect, and to charge TSPs for the use of Landlord's telecommunications riser system and infrastructure; provided, however, in all cases, Landlord will provide Building and riser access to at least one TSP for dial tone telecommunications service to tenants of the Building.

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(e)       Tenant's installation of telephone lines, cables, and other electronic telecommunications services and equipment shall be subject to the terms and conditions of Section 13 of this Lease. Upon the expiration or earlier termination of this Lease, Tenant shall remove, at its sole cost and expense, all of Tenant's telecommunications lines and cabling designated by Landlord for removal.

12.      SERVICES.

(a)       Landlord agrees to furnish to the Premises at all times (subject to interruption as provided in this Lease) electricity for lighting and the operation of desktop office equipment of low electrical consumption, water as may be required for the comfortable occupation of the Premises; provided, however, that Landlord shall not be required to provide electric current to maintain an electrical load in excess of two and one-half (2.5) watts per square foot of usable area of the Premises. In addition, subject to the Building Rules, during the business hours and on the business days established thereunder by Landlord, Landlord will supply heat as may be required for the comfortable occupation of the Premises and janitorial services, limited to emptying and removal of general office refuse, light vacuuming, as needed, and window washing as determined by Landlord. Tenant shall pay (as additional rent) all costs attributable to Tenant's use of any additional services and utilities outside of the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding legal holidays (“Normal Office Hours”), and shall pay for those services and utilities consumed during Normal Office Hours beyond those for normal office use, including, without limitation, additional electricity (in excess of two and one-half (2.5) watts per square foot of usable area of the Premises), water consumption, HVAC use and janitorial services. Landlord, however, shall not be liable for failure to furnish any of the foregoing, nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing, nor shall any such failure relieve Tenant from the duty to pay the full amount of rent herein reserved, or constitute or be construed as a constructive or other eviction of Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law.

(b)       Tenant shall not install or use heat-generating machines, lighting other than building standard or other equipment which may cause cooling loads to exceed the capacity of the heating, air conditioning and ventilation system, office machines using more than 220 volts, or equipment causing the connected electrical load in any portion of the Premises to exceed the capacity of Building systems serving such portion of the Premises. Whenever heat generating equipment or lighting other than building standard lights) are used in the Premises by Tenant which materially adversely affect the temperature otherwise maintained by the air conditioning system, whether or not consented to by Landlord, Landlord shall have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications shall be borne by Tenant and Tenant shall also pay as additional rent the cost of providing all heating, ventilation and air conditioning energy to the Premises required by such heat generating equipment or lighting. If Tenant installs lighting requiring power in excess of that required for normal office use in the Building or if Tenant installs equipment requiring power in excess of that required for standard office equipment or copying equipment, Tenant shall pay for the cost of such excess power as additional rent, together with the cost of installing any additional facilities that may be necessary to furnish such excess power to the Premises. If Tenant uses utilities in excess of that required for normal office use as described above or HVAC during periods other than Normal Office Hours, Landlord may, at Landlord's option, separately meter all or a portion of the Premises at Tenant's expense to measure such excess usage.

13.      ALTERATION.

(a)       Tenant shall make no alterations, improvements or additions in or to the Premises or any part thereof (individually and collectively, “Alterations”) without giving Landlord prior notice of the proposed Alterations and obtaining Landlord's prior consent thereto, which consent, except as hereinafter provided, shall not be unreasonably withheld or delayed; provided, however, Landlord may withhold its consent in its sole discretion if any proposed Alterations would adversely affect any of the structural elements of the Building, the Building's electrical, plumbing, heating, telecommunications, mechanical or life safety systems. Any and all work by Tenant shall be performed only by contractors approved by Landlord and, where the prior consent of Landlord is required, upon the approval by Landlord of fully detailed and dimensioned plans and specifications pertaining to the work in question, to be prepared and submitted by Tenant at its sole cost and expense. The contractor or person selected to make such Alterations shall at all times be subject to Landlord's control while in the Building. Upon substantial completion of any Alterations, Tenant shall deliver to Landlord three (3) sets of "as built" plans covering said Alterations and a copy of the final building permit for the work signed off as approved by the appropriate building inspector.

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(b)       Tenant shall at its sole expense obtain all necessary approvals and permits pertaining to any Alterations. Tenant shall be responsible for any additional alterations and improvements required by law to be made by Landlord to or in the Building as a result of any alterations, additions or improvements to the Premises made by or for Tenant. All alterations, additions, fixtures (other than trade fixtures) and improvements, including, but not limited to carpeting, other floor coverings, built-in shelving, bookcases, paneling and built-in security systems (excluding any leased system) made in or upon the Premises either by or for Tenant and affixed to or forming a part of the Premises, shall immediately upon installation become Landlord's property free and clear of all liens and encumbrances. If requested by Landlord at the time Landlord approves of the installation or construction of said alteration, addition or improvement, upon the expiration or any sooner termination of this Lease, Tenant shall remove or cause to be removed at its expense any and all alterations, additions, and improvements made in or upon the Premises during the term of this Lease by or for Tenant. Tenant shall repair any damage to the Premises or the Building caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including without limitation, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, but excluding any damage caused by reasonable use.

(c)       Tenant shall keep the Premises and the Building free from any mechanics' liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or action. Before commencing any work or alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days' notice of the proposed commencement of work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Building or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed, bonded over or discharged by Tenant within ten (10) days of notice from Landlord, Landlord shall have the right but not the obligation to pay and discharge said lien by bond or otherwise without regard to whether such lien shall be lawful or correct. Any reasonable costs, including attorney's fees incurred by Landlord, shall be paid by Tenant within ten (10) days after demand by Landlord.

(d)       Before any Alterations or construction with respect thereto are undertaken by or on behalf of Tenant, Tenant shall provide Landlord with certificates of insurance evidencing the maintenance in effect by Tenant (or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord) of workers’ compensation insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage and Completed Operations coverage) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and adding the "Owner(s) of the Building and its (or their) respective members, principals, beneficiaries, partners, officers, directors, employees, agents (and their respective members and principals) and mortgagee(s)" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds on an ISO form 20 10 11 85 endorsement or equivalent.

(e)       Tenant shall pay to Landlord a project administration fee equal to five percent (5%) of the cost of any Alterations to compensate Landlord for the administrative costs incurred and the Building services provided by Landlord in connection with Tenant's the work.

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14.      INDEMNIFICATION, EXCULPATION AND INSURANCE.

(a)       Except as set forth in this Agreement, Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, its managers, members and agents and their respective members, managers and employees (collectively, "Landlord's Parties"), for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever. In no event shall Landlord be liable for any consequential or punitive damages (including, but not limited to, damage or injury to persons, property and the conduct of Tenant's business and any loss of revenue therefrom).

(b)       Tenant shall indemnify and defend Landlord and Landlord's Parties against and hold Landlord and Landlord's Parties harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord) or occurring in, on or about any part of the Building other than the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This Section 14(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

(c)       Tenant shall, at all times during the Term of this Lease and at Tenant's sole cost and expense, obtain and keep in force workers' compensation insurance as required by law, including an employers' liability endorsement; business interruption insurance in an amount equal to all rent payable under this Lease for a period of twelve (12) months (at the then current rent charged); and commercial general liability insurance, including contractual liability (specifically covering this Lease), fire legal liability, and premises operations, with a minimum combined single limit of Two Million Dollars ($2,000,000) per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises or the Building. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property (“Tenant's Property”).

(d)       At all times during the lease term and any extensions thereof, Landlord shall keep the Premises and Building insured against loss or damage by fire and those risks normally included in the term "all risk," extended coverage, fire and casualty insurance, including, without limitation, coverage for (i) flood, (ii) loss of rents and extra expense for twelve (12) months, including scheduled rent increases, and (iii) fire damage legal liability form, including waiver of subrogation. The amount of such insurance shall not be less than 100% of replacement cost. Insurance shall include a Building Ordinance and Increased Cost of Construction Endorsement insuring the increased cost of reconstructing the Premises incurred due to the need to comply with applicable statutes, ordinances and requirements of all municipal, state and federal authorities now in force, which or may be in force hereafter. During the Lease Term, Landlord shall maintain a policy or policies of commercial general liability insurance naming Landlord (and such others as designated by Landlord) against claims and liability for bodily injury, personal injury and property damage on our about the Premises and Project, with combined single limit coverage in an amount reasonably determined by Landlord; provided that if such policy is a blanket policy that covers properties (other than the Premises) owned by Landlord, only that portion allocable to the Project shall be payable hereunder.

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(e)       All insurance required under this Section 14 and all renewals thereof shall be issued by insurance companies qualified to do business in the State of California and reasonably acceptable to Landlord and with a current A. M. Best Rating of A-,VIII or better. Liability amounts in excess of One Million Dollars ($1,000,000) may be carried under umbrella coverage policies. Each policy shall have a deductible or deductibles, if any, which do not exceed Ten Thousand Dollars ($10,000) per occurrence. Each policy shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance under this Section 14 shall name Landlord, any lender having a security interest in the Building and any other parties designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance thereof, Tenant shall deliver each such policy or a certified copy and a certificate thereof to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any such policy or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand. If, in the opinion of Landlord's insurance adviser, based on an increase in recovered liability claims generally, the specified amounts of coverage are no longer adequate, within thirty (30) days following Landlord's request, such coverage shall be appropriately increased.

(f)       Tenant waives on behalf of itself and on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant, or required to be carried under this Lease, insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of itself and on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord, insuring or covering the Building or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this Section 14.

(g)       Notwithstanding anything contained in this Agreement or Section 14, Tenant's duty to indemnify and hold Landlord harmless shall not apply to any liability, claims, loss or damages arising from Landlord's negligence or willful act of misconduct.

15.      DESTRUCTION.

(a)       Partial Damage – Insured. If the Premises or the Building are damaged by a risk covered under fire and extended coverage insurance, or other insurance carried by Landlord, then Landlord shall restore such damage, provided insurance proceeds are available to Landlord to pay the cost of restoration, and provided that in the opinion of a licensed architect or engineer appointed by Landlord, such restoration by Landlord can be completed within twelve (12) months after the date of the damage. Landlord shall use good faith efforts to assure that such written opinion shall be delivered to Tenant within sixty (60) days of the date of the damage. In such event, this Lease shall continue in full force and effect, except that Tenant shall be entitled to an equitable reduction of Base Rent and Tenant's percentage share of increased Operating Expenses and Property Taxes from the date of the damage, such reduction to be based upon the extent to which the damage or restoration efforts materially interfere with Tenant's access to or use of the Premises.

(b)       Partial Damage – Uninsured. If the Premises or the Building are damaged by a risk not covered by any insurance carried by Landlord, which will cost more than $50,000 to repair, or if the restoration cannot be completed within twelve (12) months after the date of the damage in the written opinion of the licensed architect or engineer appointed by Landlord, delivered to Tenant as soon as possible after the date of damage, either Landlord or Tenant may terminate this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after the giving of such notice, with Rent to be equitably reduced from the date of the damage as provided in Section (a). If such notice is given, this Lease shall expire and any interest of Tenant in the Premises shall terminate on the date specified in such notice. The Base Rent and Tenant's percentage share of increases in Operating Expenses and Property Taxes during the period prior to the termination shall be reduced as provided in Section (a) and paid up through the date of termination, respectively, of such notice. If neither party terminates this Lease as aforesaid, provided that insurance proceeds are available to fund the cost of such work, including professional and permit fees and other costs, Landlord shall repair or restore such damage, with this Lease continuing in full force and effect, with the Base Rent and Tenant's Share of Increased Operating Costs to be equitably reduced from the date of damage as provided in Section (a).

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(c)       Total Destruction. If the Premises are totally destroyed or in the opinion of a licensed architect or engineer appointed by Landlord, such restoration by Landlord cannot be completed within twelve (12) months after the date of the damage under applicable laws and regulations, notwithstanding the availability of insurance proceeds, then at the option of either Landlord or Tenant, by notice to the other, this Lease shall be terminated effective as of the date of the damage.

(d)       Landlord’s Obligations. Any restoration by Landlord pursuant to Sections (a) or (b) shall be commenced as soon as reasonably possible after the date of damage (as determined by Landlord's architect or engineer) and prosecuted diligently to completion at the earliest possible date. Landlord shall not be required to carry insurance of any kind on Tenant's property and shall not be required to repair any injury or damage thereto by fire or other causes, or to make any restoration or replacement of any paneling, decorations, partitions, ceilings, floor covering, office fixtures or any other improvements or property installed in the Premises by or at the direct or indirect expense of Tenant. Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration. Notwithstanding anything to the contrary contained in this Section 15, Landlord shall have no obligation to repair, reconstruct or restore the Premises with respect to damage or destruction which will cost in excess of One Hundred Thousand Dollars ($100,000.00) as described in this Section 15 occurring during the last twelve (12) months of the Term.

(e)       Waiver by Tenant. Tenant shall have no right to terminate this Lease as a result of any statutory provisions now or hereafter in effect pertaining to the damage and destruction of the Premises or the Building, except as expressly provided herein, and Tenant expressly waives the provisions of California Civil Code Sections 1932(2) and 1933(4) with respect to any damage or destruction of the Premises. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this Section, Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4). In the event that any portion of the Building other than the Premises is destroyed to the extent of twenty percent (20%) or more of the replacement cost of the Building, Landlord may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the Building shall terminate this Lease.

16.      ENTRY.

(a)       Landlord and its agents shall have the right to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same, protecting Landlord's reversion, making repairs, alterations or additions to the Premises or to any other portion of the Building, and for providing any service provided by Landlord to Tenant hereunder, including engineering maintenance, window cleaning and janitorial service, without any rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned, and shall permit Landlord at any time to bring upon the Premises, for purposes of inspection or display to actual or prospective lenders, purchasers and tenants.

(b)       With respect to Landlord's right to enter the Leased Premises to show the Leased Premises to prospective tenants, Landlord or its agents shall (i) only show the Leased Premises during Tenant's regular business hours, or other hours arranged for in advance; (ii) use commercially reasonable efforts to provide Tenant with 24 hours prior notice, (iii) require prospective tenants or other third parties to sign-in with Tenant's receptionist and request (on behalf of Tenant) that such prospective tenant or other third party sign a Non-Disclosure Agreement in the form attached hereto as Exhibit D prior to entering the Leased Premises (however, if a prospective tenant or other third party declines to sign the Non-Disclosure Agreement, it shall not preclude such party from entering and touring the Leased Premises), and (iv) inform prospective tenants or other third parties of the confidential nature of Tenant's business and to act with due care.

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17.      EVENTS OF DEFAULT.

(a)       The occurrence of any one or more of the following events (each, an “Event of Default”) shall constitute a breach of this Lease by Tenant: (i) if Tenant shall fail to pay any rent due under this Lease as and when due and payable; provided that one (1) time during any calendar year period, it shall not be an Event of Default if Tenant fails to make such payment when due but does make such payment within five (5) business days after notice from Landlord to Tenant; or (ii) if Tenant shall fail to perform or observe any other provision of this Lease (except as otherwise provided in this Section) to be performed or observed by Tenant, such failure shall continue for more than fifteen (15) days after notice thereof from Landlord, and Tenant shall not within such period commence with due diligence and dispatch the curing of such default, or, having so commenced, thereafter shall fail to prosecute and complete with due diligence the curing of such default within sixty (60) days following Landlord's notice; or (iii) any assignment or subletting in violation of the terms of this Lease; or (iv) the failure of Tenant to maintain insurance coverages required by this Lease and/or to provide evidence of such coverages within three (3) business days after request therefor from Landlord; or (v) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent (which is not dismissed within 90 days) or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its property; or (vi) the taking of any action leading to, or the actual dissolution or liquidation of Tenant, if Tenant is other than an individual; or (vii) if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such proceeding shall not have been dismissed as if, within ninety (90) days after the appointment without the consent or acquiescent of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (viii) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days.

(b)       Any notice required to be given by Landlord under this Lease shall, in each case, be in lieu of, and not in addition to, any notice required to be given under California Code of Civil Procedure sections 1161 through 1162, or any other applicable unlawful detainer statutes, to the extent the substance thereof is given in compliance therewith and the notice is served as provided in this Lease, and any time periods provided under such statutes shall run concurrently with the time periods contained in any notice provided under this Lease .

18.      TERMINATION UPON DEFAULT.

Upon the occurrence of an Event of Default, Landlord in its sole discretion may elect to declare a forfeiture of this Lease as provided in Section 1161 of the California Code of Civil Procedure, and provided that Landlord's notice states such an election, Tenant's right to possession shall terminate and this Lease shall terminate, unless on or before the date specified in such notice all arrears of rent and all other sums payable by Tenant under this Lease, and all costs and expenses incurred by or on behalf of Landlord hereunder, including attorneys' fees, incurred in connection with such default, shall have been paid by Tenant and all other breaches of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. Upon such termination, Landlord may recover from Tenant (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could reasonably have been avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amount referred to in clauses (a) and (b) above is computed by allowing interest at the discount rate of the Federal Reserve Bank of San Francisco plus 5% per annum at date of termination, but in no event in excess of the maximum rate of interest permitted by law. The worth at the time of award of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. For the purpose of determining unpaid rent under clause (c) above, the monthly rent reserved in this Lease shall be deemed to be the sum of the Base Rent and the amounts last payable by Tenant as reimbursement of expenses pursuant to Sections 5(a)(ii) and (iii) hereof for the calendar year in which Landlord terminated this Lease as provided herein.

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19.      CONTINUATION AFTER DEFAULT.

Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession as provided in Section 18 hereof, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease. In such event, Landlord may exercise all of the rights and remedies of a landlord under Section 1951.4 of the California Civil Code (which provides that a landlord may continue a lease in effect after a tenant's breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. If a receiver is appointed at the instance of Landlord in any action against Tenant, the receiver may, if it is necessary or convenient in order to collect rents and profits, conduct the business of Tenant then being carried on in the Premises, and may take possession of any personal property belonging to Tenant and used in the conduct of such business and may use the same in conducting such business.

20.      OTHER RELIEF.

(a)       In the event of re-entry or taking possession of the Premises, Landlord shall have the right but not the obligation to remove all or any part of the trade fixtures, furnishings, equipment and personal property located in the Premises and to place the same in storage at a public warehouse at the expense and risk of Tenant or to sell such property in accordance with applicable law. The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

(b)       Tenant hereby waives all rights under California Code of Civil Procedure Section 1179 and California Civil Code Section 3275 providing for relief from forfeiture and any other right now or hereafter existing to redeem the Premises or reinstate this Lease after termination pursuant to this Section 20 or by order or judgment of any court or by any legal process

(c)       In addition to the foregoing remedies for events of default, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys’ fees and paralegal and other professional fees and expenses, including expert witness or appraisal fees and expenses, that Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

21.      LANDLORD'S RIGHT TO CURE DEFAULT.

All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall not be cured, Landlord may, but shall not be obligated to so do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand.

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22.      ATTORNEY'S FEES.

If as a result of any breach or default on the part of Tenant under this Lease Landlord uses the services of an attorney in order to secure compliance with this Lease, Tenant shall reimburse Landlord upon demand as additional rent for any and all attorneys' fees and expenses incurred by Landlord (up to maximum amount of $2500), whether or not formal legal proceedings are instituted. Should either party bring an action against the other party, by reason of or alleging the failure of the other party to comply with any or all of its obligations hereunder, whether for declaratory or other relief, then the party which prevails in such action shall be entitled to its reasonable attorneys' fees and expenses related to such action, in addition to all other recovery or relief. A party shall be deemed to have prevailed in any such action (without limiting the generality of the foregoing) if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not complied with, or if such party obtains substantially the relief sought by it in the actions, irrespective of whether such action is prosecuted to judgment.

23.      NO WAIVER.

Landlord's failure to take advantage of any default or breach of covenant on the part of Tenant shall not be, or be construed as a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this instrument be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of any term, covenant or condition hereof, or to exercise any rights given him on account of any such default. A waiver of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default. The acceptance of rent hereunder shall not be, nor be construed to be, a waiver of any breach of any term, covenant or condition of this Lease.

24.      NOTICES.

All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, or delivered by a generally recognized overnight courier service, charges prepaid, and addressed as follows: to Tenant or Landlord at their respective addresses specified in the Basic Lease Information or to such other place as Tenant or Landlord may from time to time designate in a notice to the other party; or, in the case of Tenant, delivered to Tenant at the Premises. Failure to accept delivery shall be deemed to constitute receipt. Tenant hereby appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is not such person, then such service may be made by attaching the same on the maintenance of the Premises and such service shall be effective for all purposes under this Lease.

25.      EMINENT DOMAIN.

If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, Landlord shall have the right to terminate this Lease as to the balance of the Premises by giving notice to Tenant within sixty (60) days after such date. Tenant waives the provisions of California Code of Civil Procedure Section 1265.130 relating to a lease termination from a partial taking. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or interest therein which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent thereafter to be paid shall be equitably reduced. If all or any part of the Building shall be taken as a result of the exercise of the power of eminent domain, Landlord shall have the right to terminate this Lease by giving notice to Tenant within sixty (60) days after the date of taking.

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26.      LATE CHARGE.

Tenant shall pay a late charge of ten percent (10%) of the amounts not paid when due and such amounts shall bear interest from the date due until paid in full at the lesser of: (a) the "prime" rate as reported from time to time in the Wall Street Journal or other national financial daily news source plus four percent (4%) per annum; or (b) the maximum rate permitted under applicable usury law; provided that interest shall not be payable on late charges incurred by Tenant. Notwithstanding the above, once per year, the late charge will not apply in the event Tenant does not pay amounts when due but does pay within five (5) days after notice from Landlord that such amounts are past due. Tenant acknowledges that late payment by Tenant to Landlord of such rent or other payments will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. The parties agree that this late charge represents a fair and reasonable estimate of Landlord's costs to be incurred by reason of Tenant's late payment. This Section does not relieve Tenant from its obligation to pay rent or other payments when due. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

27.      ESTOPPEL CERTIFICATE AND FINANCIAL INFORMATION.

(a)       Within ten (10) days after notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (ii) the date, if any, to which rental and other sums payable hereunder have been paid, (iii) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate and (iv) such other matters as may be reasonably requested by Landlord. Failure to deliver such certificate within such ten (10) day period shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord, that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

(b)       Tenant shall deliver to Landlord within ten (10) days following Landlord's request, complete and accurate financial statements of Tenant covering a period ending not more than one hundred twenty (120) days prior to Landlord's request. Such statements shall be prepared in accordance with generally accepted accounting principles, to the extent applicable to Tenant's business, consistently applied, and shall be certified as accurate and complete by an independent certified public accountant. All such financial statements shall be received by Landlord in confidence and may only be disclosed by Landlord to its current and/or prospective lenders and/or purchasers who shall also be instructed to maintain such information in confidence.

28.      SURRENDER.

Tenant shall surrender the Premises at the termination of the tenancy herein created broom clean, and in the same condition as herein agreed they have been received, reasonable use and wear thereof and damage by the act of God or by the elements excepted. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall at the option of Landlord, terminate all of any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies. At the expiration or sooner termination of this Lease, Tenant shall remove or cause to be removed at its sole expense all of Tenant's personal property, furniture and equipment, including telephone and data processing lines, and all Alterations required by Landlord in accordance with Section 13 hereof. Tenant shall repair at its expense all damage to the Premises and the Building caused by the removal of any of the items provided herein. Tenant obligations under this Section shall survive the termination of this Lease.

29.      HOLDING OVER.

If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the Term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to one hundred fifty percent (150%) of the Base Rent in effect at the expiration of the Term of this Lease, payable in advance on or before the first day of each month. Failure of Tenant to deliver possession of Suite 101 to Landlord on or before the expiration date of the Lease as to Suite 101, in the condition required under this Lease, shall be deemed to constitute Tenant holding over in Suite 101 and subject to the provisions of this Section 29. Such month-to-month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days' notice of termination to the other at any time. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease except as hereinabove provided, Tenant hereby indemnifies and agrees to hold Landlord harmless from all costs, loss, expense or liability, including without limitation, costs, real estate brokers claims and attorneys' fees, arising out of or in connection with any delay by Tenant in surrendering and vacating the Premises, including, without limitation, any claims made by any succeeding tenant based on any delay and any liabilities arising out of or in connection with these claims. Nothing in this Section shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Lease Term.

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30.      FLOOR LOAD AND NOISE.

(a)       Tenant shall not place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry. Landlord reserves the right to prescribe the weight and position of all safes, file and library systems and other heavy installations which Tenant wishes to place in the Premises so as to properly distribute the weight thereof.

(b)       Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber or spring-type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

31.      SUBORDINATION.

This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or later placed upon the Building and to any advances made on the security of it or Landlord's interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it. However, if any mortgagee, trustee, or ground lessor elects to have this Lease prior to the lien of its mortgage or deed of trust or prior to its ground lease, and gives notice of that to Tenant, this Lease shall be deemed prior to the mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, or ground lease, or the date of recording of it. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. In the event of termination of any ground lease to which this Lease is subordinate, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents, in form and substance reasonably acceptable to Tenant, required to effectuate the subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment.

32.      INABILITY TO PERFORM

Landlord shall not be in default hereunder nor shall Landlord be liable to Tenant for any loss or damages if Landlord is unable to fulfill any of its obligations, or is delayed in doing so, if the inability or delay is caused by reason of accidents, strike, labor troubles, acts of God, or any other cause, whether similar or dissimilar, which is beyond the reasonable control of Landlord.

33.      CORPORATE AUTHORITY.

If Tenant is a corporation or limited liability company, Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is duly incorporated or formed, as the case may be and validly existing under the laws of its state of incorporation or formation, (b) Tenant is qualified to do business in California, (c) Tenant has the full right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (d) each person signing this Lease on behalf of the corporation or company is duly and validly authorized to do so. If Tenant is a partnership (whether a general or limited partnership), each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (i) he/she is a general partner of Tenant, (ii) he/she is duly authorized to execute and deliver this Lease on behalf of Tenant, (iii) this Lease is binding on Tenant (and each general partner of Tenant) in accordance with its terms, and (iv) each general partner of Tenant is personally liable for the obligations of Tenant under this Lease.

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34.      TAXES PAYABLE BY TENANT

In addition to all rent and other charges to be paid by Tenant under the Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (ii) any rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (iii) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (iv) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges.

35.      MISCELLANEOUS.

(a)       The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Tenant, the obligations hereunder imposed on Tenant shall be joint and several. Subject to the provisions hereof relating to assignment and subletting, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto. Time is of the essence of this Lease.

(b)       There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is based solely upon the terms of this Lease.

(c)       Tenant shall not use the name of the Building for any purpose other than as an address of the business to be conducted by Tenant in the Premises.

(d)       Any provision of this Lease which shall be held invalid, void or illegal shall in no way affect, impair or invalidate any of the other provisions hereof and such other provisions shall remain in full force and effect.

(e)       No right, remedy or election hereunder or at law or in equity shall be deemed exclusive but shall, wherever possible, be cumulative with all other rights, remedies or elections.

(f)       This Lease shall be governed by the laws of the State of California applicable to transactions to be performed wholly therein.

36.      BROKERS.

Tenant represents and warrants to Landlord that Tenant has had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with the execution of this Lease, except for Landlord's Broker and Tenant's Broker, if any, as identified in the Basic Lease Information. Landlord and Tenant shall each indemnify, defend and hold the other harmless from and against any and all claims and damages and for any and all costs and expenses (including reasonable attorneys' fees and costs) resulting from claims that may be asserted against the other party by any broker, agent or finder not disclosed herein.

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37.      OPTION TO EXTEND

Tenant shall have one (1) option (the “Option”) to extend the term of this Lease for a period of three (3) years, (an “Option Period”), commencing upon the expiration of the initial Term of the Lease subject to the following conditions:

(a)       At the time the Option is exercised, and as of the commencement of the Option Period: (i) this Lease shall be in full force and effect; (ii) as of the giving of notice of exercise and as of the commencement of the Option Period there shall not be an Event of Default under this Lease; (iii) Tenant shall not have assigned this Lease nor sublet any of the area of the Premise, The Option shall be exercised, if at all, by notice (an “Option Notice”) given to Landlord not later than nine (9) months prior to the then scheduled expiration of the Term.

(b)       If the option is timely and effectively exercised, the Term shall be extended for the Option Period, upon all of the terms and conditions of the Lease; provided, however, that the Base Rent during the Option Period shall be the then fair market rental value of the Premises, as of the time of determination, calculated as described below. If fair market rental value is determined to include periodic increases in Base Rent, then the Base Rent upon the commencement of the Option Period shall be the fair market rental value, including any such periodic increases.

(c)       “Fair market rental value” may include provisions for periodic increases in Base Rent and shall take into account, to the extent relevant, the following factors: length of term, options, size, location and configuration of space, any leasehold improvements (other than tenant improvements and/or alterations made to the Premises during the term of this Lease by Tenant or made to comparable premises and paid for by the tenant thereof), free rent, tenant improvement allowances and other concessions and inducements, parking and location, broker commission, quality and age of the Building and the Premises and that of comparable warehouse buildings and comparable office space in the Emeryville. The Base Year for the Option Period shall be the first year of the Option Period.

(d)       Landlord shall provide notice (“Landlord’s Rent Notice”) to Tenant of its determination of fair market rental value not later than fifteen (15) days following the giving of Tenant's Option Notice. Tenant may dispute Landlord's determination by notice to Landlord given within fifteen (15) days following the giving of Landlord's Rent Notice, in which event the parties shall negotiate in good faith for up to fifteen (15) days to reach agreement. If Tenant does not timely give notice of such dispute, then it shall be deemed to have accepted Landlord's determination. Pending resolution of any dispute or arbitration regarding Base Rent Tenant shall pay Base Rent when due based upon Landlord's determination of fair market rental value, subject to retroactive adjustment between the parties if the determination by arbitration is different from Landlord's determination.

(e)       If by the end of the fifteen (15) day negotiation period the parties have not reached agreement regarding the fair market rental value, then within ten (10) days after the expiration of the fifteen (15) day negotiation period, Landlord and Tenant shall each appoint as an appraiser, a licensed real estate broker with at least ten (10) years of experience in leasing office space in Emeryville and Oakland, and give notice of such appointment to the other. If either Landlord or Tenant shall fail to appoint a broker within such ten (10) day period, then the single broker appointed shall be the sole appraiser agent and determine the fair market rental value of the Premises. In the event each party appoints a broker, such brokers shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their determinations of fair market rental value and simultaneously furnish the same to Landlord and Tenant. If the average annual fair market rental value as determined by the low assessment does not vary from that determined by the higher assessment by more than ten percent (10%) of the lower assessment, the fair market rental value shall be the average of the two valuations. If the average annual fair market rental value as determined by the low assessment varies from the high assessment by more than ten percent (10%) of the average annual amount determined by the low assessment, the two appraisers shall, within ten (10) days after submission of the last assessment report, appoint a licensed real estate appraiser with at least fifteen (15) years' experience appraising office buildings in Emeryville and Oakland. If the two initial brokers shall be unable to agree on the selection of an appraiser in a timely manner then either Landlord or Tenant may request such appointment by the presiding judge of the Superior Court of Alameda County. The appraiser agent shall, within thirty (30) days after appointment, after reviewing the first two assessments and meeting with the brokers, select which of the determinations of the first two assessments most nearly reflects the appraiser's determination of fair market rental value. Each of Landlord and Tenant shall pay the fees of the broker it designates and all fees and costs incurred in connection with the determination of fair market rental value by the appraiser, if any, shall be paid one half by Landlord and one half by Tenant. Promptly following the determination of the fair market rental value, Tenant and Landlord shall enter into an amendment of this Lease extending the term for the Option Period and setting forth the Base Rent for the Option Period. If upon the commencement of the Option Period, the Base Rent has not yet been determined, then Tenant shall continue to pay the Base Rent in effect immediately prior to the Option Period, subject to retroactive adjustment between the parties following the determination of Base Rent.

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38.      NO OFFER.

No contractual or other rights shall exist between Landlord and Tenant with respect to the Premises until both have executed and delivered this Lease, notwithstanding that rental deposits have been received by Landlord and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or any option for the Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other Premises situated in the Building. Execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:		TENANT:

Sellpoints, Inc.,
65th Street Development Company, LLC,		A Delaware corporation
a California limited liability company

By:	/s/ Felicia Woytak	By:	/s/ Brian O’Keefe
	Felicia Woytak		Its: Brian O’Keefe
Its: Manager

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Cassidy Turley / Commercial Real Estate Services

Exhibit A

Suite 101 - Temporary Premises

OFF
Slanted Wall
OFF
SERVER
OFF
OFFICE
OFF
OFFICE
OFF
Mail Boxes
101
RECEP
OFF
OFF

Warehouse Premises

Office Premises - Suite 200

UP
UP
KITCHEN
BREAK ROOM
OFFICE
CONF
CONF
TEL
OPEN OFFICE
COMP ROOM
DECK

Offices Premises - Suite 300

UP
WOM
MEN
KITCHEN
LIBRARY
OFFICE
OFFICE
CONF ROOM
OPEN OFFICE
OFFICE
OFFICE
OFFICE
DECK
OFFICE
OFFICE
DN
DN

EXHIBIT B

6550 VALLEJO STREET and 1150-1198 65TH STREET BUILDING

1. As used in this Lease, “Operating Expenses” shall mean, without duplication, all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance and repair of the Building, and in providing services in accordance with this Lease, including the following: salaries, wages, other compensation, taxes and benefits (including payroll, social security, workers' compensation, unemployment, disability and similar taxes and payments) for all personnel engaged in the management, operation, maintenance or repair of the Building; uniforms provided to such personnel; premiums and other charges for all property, earthquake, rental value, liability and other insurance carried by Landlord, together with the amount of any deductible under such policy; water and sewer charges or fees to the extent not separately metered or otherwise billable to Tenant; license, permit and inspection fees; electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities to the extent not separately metered or otherwise billable to Tenant; sales, use and excise taxes on goods and services purchased by Landlord; telephone, delivery, postage, stationery supplies and other expenses; management fees and expenses, provided that the cost of such services if provided by Landlord or an affiliate of Landlord shall not exceed the fees that would customarily be paid to an independent management company; equipment lease payments; repairs to and maintenance of the Building, including Building systems and accessories thereto and repair and replacement of worn out or broken equipment, facilities, parts and installations, but excluding the replacement of major Building systems; janitorial, window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; inspection or service contracts for elevator, electrical, mechanical and other Building equipment and systems; supplies, tools, materials and equipment; accounting, legal and other professional fees and expenses (excluding legal fees, accounting, and other professional fees and expenses incurred by Landlord relating to disputes with specific tenants or the negotiation, interpretation or enforcement of specific leases); painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Building; the cost, amortized over the useful life as reasonably determined by Landlord, according to generally accepted accounting principles, of all furniture, fixtures, draperies, carpeting and personal property furnished by Landlord in common areas or public corridors of the Building or in the Building office; all costs and expenses resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Building; Building office rent or rental value for office space reasonably necessary for the proper management and operation of the Building; all costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Building, or the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building, or the amount or validity of any Property Taxes; reasonable depreciation as determined by Landlord according to generally accepted accounting principles on all machinery, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance or repair of the Building and on window coverings provided by Landlord; the cost, reasonably amortized as determined by Landlord, according to generally accepted accounting principles, of all capital improvements made to the Building or capital assets acquired by Landlord that are designed or intended to be a labor-saving or energy-saving device, or improve economy or efficiency in the management, operation, maintenance or repair of the Building, or reduce any item of Operating Expenses, or that are reasonably necessary to comply with any conservation program or required by any law, ordinance, rule, regulation or order enacted after the Effective Date unless caused by Landlord's deliberate or negligent violation of such law, rule or regulation; and such other usual costs and expenses which are paid by other landlords for the on-site operation, servicing, maintenance and repair of comparable office buildings in the San Francisco Bay Area. Notwithstanding anything contained in the Lease or the foregoing list of Operating Expenses, no expenses incurred for the following shall be included in Operating Expenses for any Expense Year: Property Taxes, depreciation on the Building (except as described above), costs of tenants' improvements (including permit, license and inspection fees), real estate brokers' commissions, interest, payments of loan principal and expenses related to a financing or refinancing of the Building, the cost of any asbestos abatement or removal activities other than conducted in connection with the installation of capital improvements that are otherwise a permitted Operating Expense or other than in the course of ordinary maintenance and repair, capital items (except as described above), the cost of services provided to tenants materially in excess of services customarily provided to Tenant, whether or not Landlord is entitled to reimbursement therefor, or Landlord's legal costs and expenses in connection with any lease dispute, or litigation with any tenant.

2.       Actual Operating Expenses for the Base Year and each subsequent calendar year shall be adjusted, if necessary, to equal Landlord's reasonable estimate of Operating Expenses for a full calendar year with the total area of the Building occupied during such full calendar year; provided, however, Landlord shall not in any year collect in excess of one hundred percent (100%) of the actual Operating Expenses paid or incurred by Landlord in any calendar year.

3.       Landlord may determine some items of Property Taxes and Operating Expenses on a cash basis and other items on an accrual basis, so long as such determination is consistently applied to the same item during all accounting periods. Landlord reserves the right to, in good faith, establish classifications for the equitable allocation of Operating Expenses that are incurred for the direct benefit of specific types of tenants or users in the Building (“Cost Pools”). Such Cost Pools may include, but shall not be limited to, office, ground floor retail, and lower level basement, tenants of the Building. Landlord's determination of such allocations in a manner consistent with the terms and conditions of this section shall be final and binding on Tenant. Tenant acknowledges that the allocation of Operating Expenses among Cost Pools does not affect all Operating Expenses, and is limited to specific items that are incurred or provided to tenants of Cost Pools which Landlord determines, in good faith, it would be inequitable to share, in whole or in part, among tenants of other Cost Pools in the Building. Due to the differences in size and nature of the office and warehouse portions of the Premises and the facilities and services provided thereto, Tenant shall be obligated to pay Tenants' Percentage Office Share (as opposed to Tenant's Percentage Building Share) of Operating Expenses with respect to the maintenance, repair, replacement and operation of the elevator and the heating, ventilating and air conditioning systems and equipment serving the Building.

4.       As used in this Lease, “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof or any personal property used in connection with the Building. If the Building is not assessed on a fully completed basis for all or any part of the Base Year, until it is so assessed, Property Taxes for the Base Year shall be established by multiplying Landlord's reasonable estimate of such assessed valuation by the applicable, tax rates for the Base Year. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, any Property Taxes. Property Taxes shall not include any tax, assessment, excise, levy, fee or charge paid by Tenant pursuant to Section 34 of the Lease. If the Landlord obtains a reduction or has obtained a reduction in Property Taxes for the Base Year, then such reduction will not reduce the amount for Property Taxes being used for the Base Year or any comparison year thereafter. The Property taxes for the Base Year will be for a fully assessed building.

All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Exhibit shall be deemed to be, and shall be paid as, additional rent.

EXHIBIT C

RULES AND REGULATIONS OF THE

6550 VALLEJO STREET and 1150-1198 651.11 STREET BUILDING

COMMON AREAS

The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public and Landlord shall in all cases have the right to control and prevent access thereto of all persons (including, without limitation, messengers or delivery personnel not wearing uniforms) whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Neither Tenant, nor any agent, employee, contractor, invitee, or licensee of Tenant, shall go upon the roof of the Building. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets and common areas of the Building.

NO SMOKING INSIDE BUILDING NOR ON SIDEWALK OUTSIDE BUILDING

There shall be NO SMOKING in the Building.

Further, pursuant to the City of Emeryville's Smoking Pollution Control Ordinance:

1.	Smoking outside of the Building is prohibited within 25 feet from any operable entry way, window, or vent into an enclosed area of the Building, except while actively passing on the way to another destination and without entering or crossing any area in which smoking is prohibited. At the 6550 Vallejo Street Building, this ordinance prohibits smoking by employees of any building tenant anywhere on the sidewalk along the office frontage on either Vallejo Street or 65th Street (all of the windows on these sides are operable) and prohibits smoking on any deck or on the loading dock along 65th Street.

2.	It is unlawful for any person to smoke in any area restricted by the provisions of the Smoking Pollution Control Ordinance.

3.	No Tenant shall knowingly or intentionally permit the presence or placement of ash receptacles, such as, without limitation, ash trays or ash cans, within an area which is under their control.

4.	For the full text of the City of Emeryville's Smoking Pollution Control Ordinance, see:

http://www.codepublishing.com/CA/emeryville/html/Emeryville05/Emeryville0529.h tml#5-29.06

SIGNS

No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building. Tenant agrees to conform to such guidelines. All approved signs or lettering shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted. Landlord will provide one directory signage listing at Landlord's sole cost and expense at the directory sign in the main lobby of the Building. Any additional or subsequent directory signs shall be at Tenant's sole cost and expense. Notwithstanding the foregoing, Tenant shall be permitted to install signage next to the Premises entry door and on one exterior window with prior approval of Landlord not to be unreasonably withheld or delayed.

PROHIBITED ACTIVITIES

The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the Premises except that private use by Tenant of microwave ovens and/or Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and municipal laws, codes, ordinances, rules and regulations. Tenant shall not use electricity for lighting, machines or equipment in excess of five (5) watts per square foot.

C-1

JANITORIAL SERVICE

Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises.

KEYS

Landlord will furnish Tenant without charge with ten (10) keys to each suite door lock provided in the Premises by Landlord. Upon request of the Tenant, Landlord will furnish Tenant with two (2) keys to interior office door locks if such locks are installed prior to Tenancy. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises. Tenant, upon the termination of this Lease, shall deliver to Landlord all keys and all access cards or fobs to doors in the Building.

MOVING PROCEDURES

Landlord shall designate appropriate entrances for deliveries or other movement to or from the Premises of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances for such purposes. All moves shall be scheduled and carried out during non-business hours of the Building. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be approved by Landlord prior to any such movement. Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

NO NUISANCES

Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals be brought or kept in the Premises or the Building.

CHANGE OF ADDRESS

Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building.

BUSINESS HOURS

Landlord establishes the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, except generally recognized holidays (“business days”), as reasonable and usual business hours for the purposes of this Lease. Janitorial services are provided between the hours of 6:00 p.m. and midnight on business days.

C-2

ACCESS TO BUILDING

Landlord reserves the right to exclude from the Building during the evening, night and early morning hours beginning at 6:00 p.m. and ending at 7:00 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, union holidays and legal holidays, all persons who do not present identification acceptable to Landlord. Tenant shall provide Landlord with a list of all persons authorized by Tenant to enter the Premises and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

BUILDING DIRECTORY

The directory of the Building will be provided for the display of the name and location of Tenant. Landlord reserves the right to restrict the amount of directory space utilized by Tenant. Landlord may make a reasonable charge for the replacement of directory slots/panels requested by Tenant.

WINDOW COVERINGS

No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. Tenant shall keep window coverings closed when the effect of sunlight (or the lack thereof) would impose unnecessary loads on the Building's air conditioning systems.

FOOD AND BEVERAGES

Tenant shall not obtain for use in the Premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be established by Landlord.

PROCEDURES WHEN LEAVING

Tenant shall ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant and its employees leave the Premises so as to prevent waste or damage. For any default or carelessness in this regard, Tenant shall be liable and pay for all damage and injuries sustained by Landlord or other tenants or occupants of the Building. On multiple-tenancy floors, Tenant shall keep the doors to the Building corridors closed at all times except for ingress and egress.

BATHROOMS

The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be paid by Tenant if caused by Tenant or its agents, employees, contractors, invitees or licensees.

NO ANTENNA

Unless Tenant has obtained the prior written consent of Landlord, Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. No television or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

HANDTRUCKS, BICYCLES, VEHICLES

There shall not be used in any space, or in the public halls of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord approves. No other vehicles of any kind, except as hereinafter provided, shall be brought by Tenant into the Building or kept in or about the Premises. Bicycles are permitted in the Building only in the areas designated by Landlord and only in accordance with rules and regulations adopted by Landlord for bicycles and bicycle owners. In no event shall any bicycle be stored in any common area of the Building. Shoes with bicycle cleats may not be worn in the Building.

C-3

TRASH REMOVAL

Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the city or county in which the Building is located without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall crush and flatten all boxes, cartons and containers. Tenant shall pay extra charges for any unusual trash disposal.

NO SOLICITING

Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

SERVICES

The requirements of Tenant will be attended to only upon application in writing at the office of the Building. Personnel of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

WAIVER

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

SUPPLEMENTAL TO LEASE

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants of this Lease. In the event of any conflict between these Rules and Regulations and the provisions of the Lease, the provisions of the Lease shall control.

PARKING

For parking policies, refer to 65th Street Development Company Policies for Parking Lot at 65th and Vallejo Streets.

C-4

EXHIBIT D

LIST OF FURNITURE

[TBD UPON VACATION BY PRIOR TENANT]

D-1

65th Street Development Company Policies for
Parking Lot at 65th and Vallejo Streets (September 20, 2013)

1.	Parking Lot for the Exclusive Use of Tenants: The parking lot is for the exclusive use of building tenants and their authorized visitors. Each tenant has a designated number of parking spaces with their company name painted on the asphalt. Tenants should not use spaces reserved for other tenants without specific written agreement (sublease, etc.). Unassigned spaces (those without names of tenants) may be used by tenants displaying a parking permit on a first-come basis.

2.	65th Street Not Responsible for Damage, Theft or Vandalism to Cars and Car Contents in the Parking Lot: Tenants use the parking lot at their own risk. 65th Street Development Company is not responsible for damage, theft or vandalism to cars and car contents in the parking lot. If there is an accident in the parking lot, or a dispute between car owners, it is the sole responsibility of the car owner to handle any and all issues. Vandalism, damage or theft should be reported directly to the Emeryville Police.

3.	Mandatory Permit System for Tenants: Each company with assigned parking spaces is responsible for determining how their designated spaces are allotted to their employees and visitors. To assist in this process, 65th Street Development Company will provide an initial supply of colored parking permits (hang tags for rearview mirrors) for distribution by each company through their office manager. The permits for each company will be a distinct color. More tags are available through sign supply distributors on the Web —but if you purchase more, make sure you use your company color.

Office managers must inform employees to use these permits to identify vehicles that are authorized to park in company spaces. Universal use will assist all companies in knowing if a vehicle is properly or improperly parked.

Do not assume, however, that a vehicle is not an authorized vehicle for another tenant simply because a parking permit is not visible on the rearview mirror. Each tenant is authorized to tow, but only cars that are parked in their assigned spaces.

Hang-tag permits are currently available for the following:

Affymetrix: Red permits
Social Arc: Green permits
SAM Labs: Purple permits
Sellpoints: Orange permits

4.	Handicapped Parking: There are two handicapped parking places in the lot for employees of any company to use on a first-come basis. Vehicles parked in these spaces must have a handicapped permit tag or handicapped parking permit visible on the visor or rearview mirror. They should also display a parking permit for a building tenant. Vehicles parked in these spaces without handicapped and building permits are subject to being towed.

65th Street Development Company Parking Policies (last updated June 28, 2013)	1

Note: the City of Emeryville allows cars with handicapped permits to park in the green zone on 65th Street beyond the normal two-hour limit of this area.

5.	Parking at Night: The parking privileges of tenants extend 24 hours per day — and so do the requirements to park only in each company's designated places, even if the lot is not used by other companies at night. 65th Street Development Company urges care when using the parking lot late at night. Employees who are concerned about safety should contact the Emeryville Police Department who will investigate suspicious activity if it reported.

6.	Compact Spaces: Some parking spaces are identified as "Compact." These spaces are sized to accommodate compact vehicles. Please respect this designation. Parking large cars or trucks in compact spaces increases the risk of damage to your own car and other cars in the lot.

7.	Tenant Visitors and Guests: If tenant visitors or guests use the parking lot, they must park in the places designated for the company that they are visiting. It is the responsibility of the company being visited to inform their guests of parking policies. Tenants must ask their guests to use a parking permit hang-tag any time that they park in the lot.

6.	Towing Cars: 65th Street Development Company has designated Berry Brothers Towing & Transport, Inc. as its authorized towing company. Berry Brothers will be permitted to tow vehicles inappropriately parked at the discretion of the individual tenants and subtenants who have been assigned spaces. It will be up to a designated office manager for each tenant to call the towing company should vehicles need to be towed. All responsibility for the decision to tow will rest with the office manager for the allocated spaces. A tenant must not authorize towing from another tenant's leased parking spaces. It will be the sole responsibility of the vehicle owners to pay the fines and fees associated with retrieving towed cars — there is no cost for towing for tenants.

8.	Berry Brothers Procedure in Case of Tow: A person (office manager) designated by 65th Street Development Company must sign for a vehicle to be removed from private property. The designated person must meet the towing company in the parking lot to identify the vehicle and to sign the towing request. The vehicle is then brought to the Berry Brothers' warehouse and entered into their system. Berry Brothers then reports the vehicle tow to the Emeryville police department to let them know where the vehicle is being stored and to check that it is not stolen. Once the vehicle owner is aware through either the tenant or the Emeryville police department that their vehicle has been towed, they must go to the Berry Brothers office at 598 55th Street in Oakland. Berry Brothers only releases vehicles to the registered or legal owners. If the person who comes for the vehicle is not the registered/legal owner, they are required to get a notarized statement form the registered owner giving Berry Brothers permission to release the vehicle to a nonregistered owner.

65th Street Development Company Parking Policies (last updated June 28, 2013)	2

9.	Towing Fees Paid by Vehicle Owner to Berry Brothers: Berry Brothers charges the vehicle's owner a private property tow fee of $180. If the vehicle requires dollies/ gojo's to remove it off private property, there is an additional $90 fee. Additionally, Berry Brothers charges a storage fee of $70 per day. If the vehicle is picked up within 24 hours, the fee is only for one day of storage. After 24 hours, the fee is based on calendar days —$70 per day. Berry Brothers accepts all major credit cards, debit cards and cash, but no personal checks. Berry Brothers' normal business hours are Monday through Friday from 8 am to 5 pm. If a vehicle owner picks up their vehicle after these hours or a weekend, an additional gate fee of $90 is applied to their balance owed. For any additional information about towing or towed cars, contact Berry Brothers directly at 510-652-4655 or email Missy Berry at Missy Berry <missaysue@yahoo.com>.

10.	Courtesy Notices to Mistakenly Parked Vehicles: Because it is easy to imagine that an employee or visitor from one company might mistakenly park in the space of another tenant, 65th Street Development Company urges caution in authorizing tows. It would be good practice, to see if a hang-tag parking permit for another company is hanging from a mirror before towing. It is easier to handle that scenario with a friendly phone call (you can call from the front door of 6550 Vallejo) to another company than through Berry Brothers. Additionally, for unidentifiable vehicles, office managers may want to leave a courtesy note on a car the first time it is mistakenly parked (see below for sample courtesy note). If an officer manager notes license plates of mistakenly parked vehicles, these can be sent to other tenants n the building for identification and to spot repeat offenders who might be candidates for a tow.

Sample text for a courtesy notice:

Please by advised your vehicle has been parked in a private parking lot in space leased by_______________. Your vehicle is subject to towing by Berry Brothers Towing & Transport, Inc., in accordance with the regulations of the City of Emeryville.

Please do not park in the spaces designated for______________ unless you have received a parking permit and posted it on your rearview mirror.

Should your vehicle be towed, your vehicle will go to the Berry Brothers' warehouse and entered into their system. Berry Brothers will then report the vehicle tow to the Emeryville police department to let them know where the vehicle is being stored and to check that it is not stolen. You can call the Emeryville police or Berry Brothers to find your vehicle. To retrieve your vehicle, you must go to the Berry Brothers office at 598 55th Street in Oakland. Berry Brothers only releases vehicles to the registered or legal owners. If the person who comes for the vehicle is not the registered/ legal owner, they are required to

65th Street Development Company Parking Policies (last updated June 28, 2013)	3